AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March 27, 2018 by and among THE BOSTON BEER COMPANY, INC. and BOSTON BEER CORPORATION (together, the “Borrowers” and each individually, a “Borrower”) and BANK OF AMERICA, N.A., a national banking association, successor-by-merger to Fleet National Bank (the “Bank”).

RECITALS

A. The Bank and the Borrowers are parties to that certain Second Amended and Restated Credit Agreement dated as of July 1, 2002, as modified by letter agreements dated as of August 4, 2004, and December 30, 2005, an Amendment to Credit Agreement dated as of February 27, 2007, an Amendment to Credit Agreement dated as of March 10, 2008, an Amendment to Credit Agreement dated as of June 14, 2010, a letter agreement dated as of June 8, 2012, and an Amendment to Credit Agreement dated as of January 24, 2014 (as amended, restated, supplemented or further modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

B. The Borrowers have requested certain amendments to the Credit Agreement and the Bank is willing to make such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement.

A. Extension of Expiration Date. Section 1.1 of the Credit Agreement is amended so that the “Expiration Date”, as defined therein, shall be March 31, 2023.

B. Amendment to Section 1.6 of Credit Agreement. Section 1.6 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

“1.6 Fees. The Borrowers shall pay to the Bank during the Revolving Credit Period a non-refundable commitment fee, payable quarterly in arrears on the last day of March, June, September and December of each year, on any difference between the Commitment and the outstanding principal amount of the Loans, determined on the basis of the daily outstanding principal amount of the Loans during the applicable calendar quarter. Such commitment fee will be calculated at the rate of 0.15% per annum.”

C. Amendment to Section 3 of Credit Agreement. Section 3 of the Credit Agreement is hereby amended by inserting the following new Section 3.16, immediately after Section 3.15 thereof:

“3.16 Government Sanctions.

“(a) Each Borrower represents that neither Borrower nor any Subsidiary, nor, to the knowledge of any Borrower, any owner, trustee, director, officer, employee, agent, affiliate or representative of any Borrower or Subsidiary is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Borrower or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.

“(b) Each Borrower represents and covenants that it will not, directly or indirectly, use the proceeds of the credit provided under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.”

D. Amendment to Section 7.1(i) of Credit Agreement. Section 7.1(i) of the Credit Agreement is hereby amended, restated and replaced in its entirety as follows:

“(i) [Reserved]; or”.

E. Amendment to Section 7.1(k) of Credit Agreement. Section 7.1(k) of the Credit Agreement is hereby amended, restated and replaced in its entirety as follows:

“(k) for any reason, (i) C. James Koch and (ii) either Martin F. Roper or David A. Burwick (or David A. Burwick’s successor, approved as provided below) shall cease to be actively engaged in the management of the Borrowers, unless a manager or management team with qualifications, experience and reputation within the consumer beverage business reasonably acceptable to the Bank commences management of the Borrowers within 180 days after each cessations; or”.

F. Amendments to Schedule B. Schedule B to the Credit Agreement is hereby amended as follows:

i. The definition of “LIBOR Rate” is hereby amended and restated in its entirety, as follows:

“LIBOR Rate: the interest rate determined by the following formula. (All amounts in the calculation will be determined by the Bank as of the first day of the applicable LIBOR Period). Notwithstanding any provision to the contrary set forth in this Agreement, in no event shall the LIBOR Rate be less than zero.

ii. The following definitions of “LIBOR” and “Reserve Percentage” are hereby inserted into Schedule B, in appropriate alphabetical order:

“LIBOR: for any LIBOR Period with respect to a LIBOR Loan, the rate per annum equal to the London Interbank Offered Rate (or a comparable or successor rate which rate is approved by the Bank), as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Bank from time to time) at or about 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such LIBOR Period, for U.S. dollar deposits (for delivery on the first day of such LIBOR Period) with a term equivalent to such LIBOR Period. If such rate is not available at such time for any reason, then the rate for that LIBOR Period will be determined by such alternate method as reasonably selected by the Bank. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.”

“Reserve Percentage: the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.”

ii. Clause (a) of Paragraph B(3) of Schedule B is hereby amended and restated in its entirety, as follows:

“(a) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Borrowers notify the Lender that the Borrowers have determined, that:

(i)	adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested LIBOR Period, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)	the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Lender has made a public statement identifying a specific date after which the LIBOR Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)	loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, then, reasonably promptly after such determination by the Lender or receipt by the Lender of such notice , as applicable, the Lender and the Borrowers may amend this Agreement to replace the LIBOR Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below). It is understood and agreed that notwithstanding any provision contained herein to the contrary, the LIBOR Successor Rate shall be the then lowest interest rate determined and used by the Lender for its “most favored” borrowers, and if the Lender thereafter agrees at any time or times to a LIBOR Successor Rate that is, at such time, lower that the LIBOR Successor Rate then in effect under this Agreement, then the Lender shall promptly (a) notify the Borrowers of such lower LIBOR Successor Rate and (b) thereafter apply such lower LIBOR Successor Rate to the Loans.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or LIBOR Periods). Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or LIBOR Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Prime Rate Loans in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

As used above:

“LIBOR Screen Rate” means the LIBOR Rate quote on the applicable screen page the Lender designates to determine the LIBOR Rate (or such other commercially available source providing such quotations as may be designated by the Lender from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of LIBOR Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Lender, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Lender determines in consultation with the Borrowers).”

G. No Other Amendments. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all related documents shall remain otherwise unmodified and continue in full force and effect in accordance with the provisions thereof as of the date hereof. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, the Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

2. Certain Representations of the Borrowers. As a material inducement to the Bank to enter into this Amendment, the Borrowers hereby represent and warrant to the Bank (which representations and warranties shall survive the delivery of this Amendment), after giving effect to this Amendment, as follows:

A. The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrowers.

B. The representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment as though made at and as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) and (b) no Default has occurred and is continuing.

C. This Amendment and the other Loan Documents constitute the legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

3. Conditions Precedent. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

A. Counterparts of Amendment. The Bank shall have received counterparts of this Amendment, duly executed by the Borrowers.

B. Good Standing Certificates. The Bank shall have received a good standing certificate for each Borrower, issued by the Secretary of State or other appropriate official of such Borrower’s jurisdiction of organization.

C. Secretary’s Certificate. The Bank shall have received a secretary’s certificate from each Borrower, certifying (i) either (a) that the attached or previously delivered copies of such Borrower’s organizational documents are or remain to be true and complete, and in full force and effect, without amendments except as shown or previously delivered or (b) that the copies of such Borrower’s organizational documents attached thereto are true and complete and in full force and effect, without amendment; (ii) as to (and attaching copies of) any resolutions of such Borrower’s stockholders and/ or directors required to authorize the execution and delivery of this Amendment by such Borrower and the transactions contemplated hereby; and (iii) to the incumbency of the officer executing this Amendment on behalf of such Borrower.

D. Amendment Fee. The Borrowers shall have paid to the Bank, in immediately available funds, a nonrefundable amendment fee of $150,000, which amendment fee shall be deemed to have been fully earned as of the date hereof.

E. Legal Fees and Expenses. The Borrowers shall have reimbursed the Bank for all reasonable legal fees and expenses incurred by the Bank in connection with this Amendment and the transactions contemplated hereby.

4. Miscellaneous.

A. As provided in the Credit Agreement, the Borrowers agree to reimburse the Bank upon demand for all reasonable out-of-pocket costs, charges, liabilities, taxes and expenses of the Bank (including reasonable fees and disbursements of counsel to the Bank) in connection with the (a) preparation, negotiation, interpretation, execution and delivery of this Amendment and any other agreements, instruments and documents executed pursuant or relating hereto, and (b) any enforcement hereof.

B. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

C. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

(Remainder of page intentionally left blank) IN WITNESS WHEREOF, the parties have caused this Amendment to be executed under seal by their duly authorized officers under seal as of the day and year first above written.

THE BOSTON BEER COMPANY, INC.

By:       /Martin F. Roper/
Name: Martin F. Roper
Title: President and Chief Executive Officer

BOSTON BEER CORPORATION

By:       /Martin F. Roper/
Name: Martin F. Roper
Title: President and Chief Executive Officer

BANK OF AMERICA, N.A.

By:      /Christopher P. Busconi/

Name: Christopher P. Busconi

Title: Senior Vice President